UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2005

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of principal executive offices, including zip code)

407-741-5340
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 5, 2005, INTL Trading, Inc., a wholly owned subsidiary of the Company, received the final regulatory approval effective November 23, 2005 to engage the Broadcort division of Merrill Lynch, Pierce, Fenner & Smith, Inc. as its securities clearing firm. The change from the previous clearing firm occurred on December 1, 2005. INTL Trading executed a clearing agreement that includes a $100,000 deposit and an initial term of two years. Thereafter, there will be automatic one year renewal terms, unless the Company or Broadcort gives 90 days' notice of its intention not to renew either at the end of the initial term or any succeeding one year renewal period. In the event the Company does not use this 90 day notice provision and terminates the agreement effective before the conclusion of the initial two year term or any automatic extension period, the Company will immediately owe the greater of (1) the sum of all continuing minimum payments ($25,000 per month) through the end of the inital term or extension period or (2) the total value of the clearing deposit at the time of termination.

The clearing agreement is included as an exhibit to this filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: November 30, 2005	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Clearing Agreement